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                                                                      Exhibit 21


                    Subsidiaries of Multi-Color Corporation


Subsidiary                                        State of Incorporation
----------                                        ----------------------

MCC-Batavia, LLC                                  Ohio

MCC-Uniflex, LLC                                  Ohio

Laser Graphic Systems, Inc.                       Kentucky